UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

Sara Lee Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 598-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 25, 2008, Sara Lee Corporation (“Sara Lee”) entered into an Agreement (the “Agreement”) with ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund III, L.P. (collectively, the “ValueAct Parties”) and Jeffrey W. Ubben. Pursuant to the terms of the Agreement, in consideration for certain restrictions applicable to the ValueAct Parties as more fully described below, the board of directors of Sara Lee (the “Board”), among other things, (i) increased the size of the Board from ten to eleven directors and filled the resulting vacancy with Jeffrey W. Ubben, Chief Executive Officer and a partner of ValueAct Capital, who will serve on the Board until Sara Lee’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”) and (ii) determined to nominate Mr. Ubben for election as a director of Sara Lee at the 2008 Annual Meeting. If Mr. Ubben is elected as a director of Sara Lee at the 2008 Annual Meeting, he will serve until Sara Lee’s 2009 annual meeting of stockholders (the “2009 Annual Meeting”), or until his earlier death, resignation, disqualification or removal.

Pursuant to the terms of the Agreement, Sara Lee shall have no obligation to appoint a replacement nominee for Mr. Ubben in the event he is unable to serve as a director on the Board and shall have no obligation to nominate Mr. Ubben or any other designee of the ValueAct Parties for election to the Board at the 2009 Annual Meeting. If at any time the ValueAct Parties cease to own more than four and one-half percent (4.5%) of the outstanding voting power of Sara Lee, then upon notice from the Board to the ValueAct Parties, the ValueAct Parties must promptly cause Mr. Ubben to resign from the Board of Directors, and Mr. Ubben will be required to deliver his resignation to the Board.

Subject to certain exceptions, the term of the Agreement, including the voting obligations and other restrictions and limitations applicable to the ValueAct Parties as described below, continues until the day after the 2009 Annual Meeting. However, if the Board determines not to nominate Mr. Ubben for election at the 2009 Annual Meeting, the Agreement, including the voting obligations and other restrictions and limitations applicable to the ValueAct Parties, will terminate upon the earlier of the date on which (i) Sara Lee notifies Mr. Ubben that he will not be a nominee for election to the Board at the 2009 Annual Meeting or (ii) Sara Lee publicly discloses a list of nominees for election to the Board at the 2009 Annual Meeting which does not include Mr. Ubben.

In consideration for the foregoing, the ValueAct Parties agreed that during the term of the Agreement, the ValueAct Parties will (and will cause their representatives to) vote at all meetings of Sara Lee stockholders (i) for each of Sara Lee’s nominees for election to the Board and (ii) in connection with any stockholder proposal, in accordance with the recommendation of the Board.

The ValueAct Parties further agreed, subject to certain exceptions, that during the term of the Agreement, the ValueAct Parties will not (and will cause their representatives not to), among other things, (i) acquire, seek to acquire or make an offer to acquire additional securities of Sara Lee, if following such acquisition the ValueAct Parties (together with their respective affiliates) would, in the aggregate, own more than eight percent (8%) of the then outstanding voting power of Sara Lee, (ii) effect, seek to effect or propose any tender or exchange offer, merger, consolidation, acquisition, business combination, recapitalization, reorganization, liquidation, dissolution or other extraordinary transaction involving Sara Lee (any such transaction, an “Extraordinary Transaction”), (iii) form, join, influence or participate in a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, (iv) make, or in any way participate in any solicitation of proxies to vote any securities of Sara Lee, (v) make or be the proponent of any stockholder proposal, (vi) call or seek to call a stockholder meeting, seek representation on the Board or seek the removal of any director, (vii) propose or take action in support of, or make any proposal that constitutes, influencing or changing the Board or management of Sara Lee or a material change in Sara Lee’s business, capitalization or dividend policy, (viii) seek to have Sara Lee amend its charter or bylaws, (ix) other than in a Rule 144 broker transaction, knowingly sell, transfer or otherwise dispose of any voting securities of Sara Lee to any person who is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of five percent (5%) or more of the outstanding voting securities of Sara Lee or (x) enter into hedging or similar transactions with respect to Sara Lee stock. The ValueAct Parties are not prohibited from tendering their shares of Sara Lee stock into any tender or exchange offer involving Sara Lee and are not required to vote their shares of Sara Lee stock in favor or against any Extraordinary Transaction.

Mr. Ubben has agreed, upon becoming a member of the Board, to comply with Sara Lee’s Corporate Governance Guidelines and Sara Lee’s Global Business Standards. Mr. Ubben has further agreed that, with respect to any information made available to him as a director of Sara Lee, he will continue to comply with the confidentiality and non-disclosure provisions contained in Sara Lee’s Corporate Governance Guidelines following the termination of his service on the Board.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the entry into the Agreement and the election of Mr. Ubben to the Board is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement described under Item 1.01 above, effective as of August 25, 2008, the Board increased the authorized size of the Board from ten to eleven members and filled the resulting vacancy with Jeffrey W. Ubben, who will serve as a director of the Company until the 2008 Annual Meeting. The Board has also determined to nominate Mr. Ubben for election as a director of the Company at the 2008 Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement, dated August 25, 2008, among Sara Lee Corporation, ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund III, L.P. and Jeffrey W. Ubben

99.1	Press release dated August 28, 2008

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2008

Sara Lee Corporation

By:	/s/ Margaret M. Foran,
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX:

Exhibit No.	Description
10.1	Agreement, dated August 25, 2008, among Sara Lee Corporation, ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund III, L.P. and Jeffrey W. Ubben

99.1	Press release dated August 28, 2008